EXHIBIT 99.1

NEWS RELEASE

Range Announces Second Quarter 2022 Results

FORT WORTH, TEXAS, July 25, 2022…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its second quarter 2022 financial results.

Second Quarter 2022 Highlights –

•
Realizations before NYMEX hedges of $7.18 per mcfe, highest since 2008
•
Natural gas differentials, including basis hedging, averaged ($0.29) per mcf to NYMEX
•
Pre-hedge NGL realization of $42.65 per barrel, a premium of $0.11 per barrel above Mont Belvieu equivalent
•
Production averaged 2.1 Bcfe per day, approximately 70% natural gas
•
Second quarter capital spending was $127 million, approximately 27% of the 2022 budget
•
Repurchased 4.5 million shares at an average of $28.85 per share
•
Reduced total debt outstanding by $217 million following the retirement of 2022 senior notes in April
•
In June, received $29.5 million contingent payment from North Louisiana divestiture

Commenting on the quarter, Jeff Ventura, the Company’s CEO said, “In the midst of a global energy crisis, the need for oil and gas production from the United States is more important than ever. In order for U.S. supply to meet growing domestic and global demand, however, there must be support for the required infrastructure, including permit approvals and construction of pipelines, compression, processing facilities and LNG export terminals. Range is well positioned to serve and benefit from this call on American natural gas supply given our access to multiple domestic and international markets for natural gas and NGLs and, more importantly, our multi-decade core inventory life in Appalachia.

As a result of increased commodity prices and continued efficient operations, Range delivered record free cash flow in the second quarter, allowing us to further reduce outstanding debt while increasing returns of capital to shareholders. At the end of the quarter, Range’s leverage ratio was a record low for the Company at 1.2x, and as we rapidly approach our long-term balance sheet targets over the coming quarters, we will be well positioned to return additional capital to shareholders in the form of dividends and continued share repurchases. We continue to view share repurchases as a compelling investment, given what we see as a significant disconnect between Range’s share price and the underlying value of our assets at current commodity futures pricing.”

Financial Discussion

Except for generally accepted accounting principles (“GAAP”) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, production, and ad valorem taxes, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

Second Quarter 2022 Results

GAAP revenues for second quarter 2022 totaled $1.23 billion, GAAP net cash provided from operating activities (including changes in working capital) was $325 million, and GAAP net income was $453 million ($1.77 per diluted share). Second quarter earnings results include a $240 million mark-to-market derivative loss due to the increases in commodity prices.

Non-GAAP revenues for second quarter 2022 totaled $1.06 billion, and cash flow from operations before changes in working capital, a non-GAAP measure, was $519 million. Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $315 million ($1.27 per diluted share) in second quarter 2022.

The following table details Range’s second quarter 2022 unit costs per mcfe(a):

Expenses	2Q 2022 (per mcfe)	1Q 2022 (per mcfe)	Increase (Decrease)

Direct operating	$ 0.10	$ 0.11	(9%)
Transportation, gathering, processing and compression(a)	1.70	1.60	6%
Production and ad valorem taxes	0.04	0.04	0%
General and administrative(a)	0.17	0.17	0%
Interest expense(a)	0.21	0.24	(13%)
Total cash unit costs(b)	2.22	2.15	3%
Depletion, depreciation and amortization (DD&A)	0.46	0.46	0%
Total unit costs plus DD&A(b)	$ 2.68	$ 2.61	3%

(a)
Excludes stock-based compensation, one-time settlements, and amortization of deferred financing costs.
(b)
May not add due to rounding.

The following table details Range’s average production and realized pricing for second quarter 2022(a):

	2Q22 Production & Realized Pricing
	Natural Gas (Mcf)	Oil (Bbl)	NGLs (Bbl)	Natural Gas Equivalent (Mcfe)

Net production per day	1,447,484	7,870	96,537	2,073,924

Average NYMEX price	$ 7.19	$108.40	$ 42.54
Differential, including basis hedging	(0.29)	(7.25)	0.11
Realized prices before NYMEX hedges	6.90	101.15	42.65	7.18
Settled NYMEX hedges	(2.78)	(41.69)	(1.20)	(2.16)
Average realized prices after hedges	$ 4.12	$ 59.46	$ 41.46	$ 5.03

(a)
May not add due to rounding

Second quarter 2022 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements) averaged $5.03 per mcfe.

•
The average natural gas price, including the impact of basis hedging, was $6.90 per mcf, or a ($0.29) per mcf differential to NYMEX. Natural gas prices and basis differentials have strengthened in recent months, and as a result, the Company is updating guidance for average 2022 natural gas differentials versus NYMEX to an expected range of ($0.30) to ($0.38) per mcf. At the midpoint, the improvement in Range’s natural gas differential guidance since February equates to over $30 million of incremental cash flow in 2022.

•
Pre-hedge NGL realizations were $42.65 per barrel, an improvement of $2.62 per barrel compared to the first quarter of 2022 and an $0.11 premium over Mont Belvieu equivalent. Second quarter NGL realizations were driven by higher ethane prices and an improving market for propane and heavier NGL products. The Company continues to expect a differential of $0.00 to $2.00 per barrel above the Mont Belvieu equivalent barrel for full-year 2022.

•
Crude oil and condensate price realizations, before realized hedges, averaged $101.15 per barrel, or $7.25 below WTI (West Texas Intermediate). Range continues to expect the 2022 condensate differential to average $6.00-$8.00 below WTI.

Capital Expenditures

Second quarter 2022 drilling and completion expenditures were $119 million. In addition, during the quarter, $7.5 million was invested in acreage leasehold and gathering systems. Second quarter capital spending represents approximately 27% of Range’s total capital budget in 2022. Total capital expenditures year to date were $244 million at the end of the second quarter. Range expects capital expenditures to decline in the second half of the year, and as a result, Range reiterates full-year 2022 capital spending guidance of $460 million to $480 million with expectations at the upper end of the guidance.

Financial Position and Share Buyback

As of June 30, 2022, Range had total debt outstanding of less than $2.4 billion, consisting of $2.38 billion of senior notes and $1 million outstanding on the bank credit facility with $1.2 billion of committed borrowing capacity. On a trailing twelve-month basis, Range’s leverage ratio, defined as Net-Debt-to-EBITDAX, was approximately 1.2x, with further improvement expected over the coming quarters as debt is further reduced.

During the second quarter, Range purchased 4.5 million shares at an average price of approximately $28.85 per share. At the end of the quarter, Range had approximately 248 million shares outstanding and $354 million remaining on the Company’s $500 million share repurchase program. Range also expects to initiate a dividend in third quarter, at an annualized rate of $0.32 per share.

In June, Range received $29.5 million in contingent payments pertaining to the North Louisiana divestiture. Range has the potential to receive an additional $45.5 million in contingent payments based on commodity prices in 2022 and 2023, which at the end of the second quarter, had a fair value of approximately $34.8 million.

Operational Activity

The table below summarizes expected 2022 activity regarding the number of wells to sales in each area.

	Wells TIL 2Q 2022	Calendar 2022 Planned TIL	Remaining 2022
SW PA Super-Rich	0	7	3
SW PA Wet	3	21	15
SW PA Dry	13	26	10
NE PA Dry	0	9	9
Total Wells	16	63	37

As expected, gathering, processing and transportation (GP&T) expense per mcfe increased versus the prior quarter as a result of higher pricing for natural gas and NGLs and the percentage of proceeds contract structure. Higher GP&T expense from rising commodity prices is more than offset by significantly higher revenue, resulting in continued improvement in cash flow versus the prior quarter. Range expects GP&T expense per mcfe to decline significantly in the second half of 2022, primarily as a result of higher production volume. Based on recent futures pricing for natural gas and NGLs, Range continues to expect full-year 2022 GP&T expense to average $1.56 to $1.64 per mcfe.

Guidance – 2022

Capital & Production Guidance

As previously noted, Range is targeting holding production approximately flat at 2.12 – 2.16 Bcfe per day, with ~30% attributed to liquids production for the full year 2022. Range’s 2022 all-in capital budget is $460 million - $480 million with expectations at the upper end of the guidance.

Full Year 2022 Expense Guidance

Direct operating expense:	$0.09 — $0.11 per mcfe
Transportation, gathering, processing and compression expense:	$1.56 — $1.64 per mcfe
Production tax expense:	$0.03 — $0.05 per mcfe
Exploration expense:	$22 — $28 million
G&A expense:	$0.15 — $0.17 per mcfe
Interest expense:	$0.19 — $0.21 per mcfe
DD&A expense:	$0.46 — $0.50 per mcfe
Net brokered gas marketing expense:	$10 — $20 million

Updated Full Year 2022 Price Guidance

Based on recent market indications, Range expects to average the following price differentials for its production in 2022.

Natural Gas:(1)	NYMEX minus $0.30 to $0.38
Natural Gas Liquids (including ethane):(2)	Mont Belvieu plus $0.00 to $2.00 per barrel
Oil/Condensate:	WTI minus $6.00 to $8.00

(1) Including basis hedging

(2) Weighting based on 53% ethane, 27% propane, 7% normal butane, 4% iso-butane and 9% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and to help improve and maintain a strong, flexible financial position. Please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range has also hedged Marcellus and other basis differentials for natural gas to limit volatility between benchmark and regional prices. The combined fair value of natural gas basis hedges as of June 30, 2022, was a net gain of $2.5 million.

Conference Call Information

A conference call to review the financial results is scheduled on Tuesday, July 26 at 8:00 AM Central Time (9:00 AM Eastern Time). Please click here to pre-register for the conference call and obtain a dial in number with passcode.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until August 26th.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). On its website, the Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense, which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s Annual or Quarterly Reports on Form 10-K or 10-Q. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

We believe that the presentation of PV10 value of our proved reserves is a relevant and useful metric for our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our proved reserves before taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Because of this, PV10 can be used within the industry and by credit and security analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused on stacked-pay projects in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, improving commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contact:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Range Media Contact:

Mark Windle, Director of Corporate Communications
724-873-3223
mwindle@rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS

Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	%	2022	2021	%

Revenues and other income:
Natural gas, NGLs and oil sales (a)	$1,356,892	$621,855		$2,389,243	$1,225,202
Derivative fair value loss	(239,922)	(249,683)		(1,178,979)	(307,562)
Brokered natural gas, marketing and other (b)	106,337	61,523		193,760	142,025
ARO settlement loss (b)	—	(1)		—	—
Other (b)	1,836	1,028		1,855	1,089
Total revenues and other income	1,225,143	434,722	182%	1,405,879	1,060,754	33%

Costs and expenses:
Direct operating	19,688	19,418		39,627	36,741
Direct operating – stock-based compensation (c)	362	340		711	667
Transportation, gathering, processing and compression	320,407	282,844		618,194	557,174
Transportation, gathering, processing and compression – settlements	7,500	—		7,500	—
Production and ad valorem taxes	7,468	8,414		14,058	13,039
Brokered natural gas and marketing	109,423	68,561		202,027	140,446
Brokered natural gas and marketing – stock-based compensation (c)	686	443		1,205	893
Exploration	7,188	4,666		11,435	9,818
Exploration – non-cash stock-based compensation (c)	318	362		770	748
Abandonment and impairment of unproved properties	7,137	2,177		9,133	5,206
General and administrative	33,019	30,742		63,981	58,902
General and administrative – stock-based compensation (c)	10,270	9,382		21,843	18,787
General and administrative – lawsuit settlements	204	118		695	557
Exit and termination costs	36,069	(15,946)		47,184	(2,232)
Deferred compensation plan (d)	(19,221)	35,462		54,122	55,273
Interest expense	38,863	54,965		83,964	109,556
Interest expense – amortization of deferred financing costs (e)	3,138	2,322		5,212	4,609
Loss on early extinguishment of debt	22	63		69,232	98
Depletion, depreciation and amortization	86,498	90,629		172,102	179,012
(Gain) loss on sale of assets	(82)	(2,506)		(413)	(646)
Total costs and expenses	668,957	592,456	13%	1,422,582	1,188,648	20%

Income (loss) before income taxes	556,186	(157,734)	453%	(16,703)	(127,894)	87%

Income tax expense (benefit):
Current	9,000	2,569		13,751	2,737
Deferred	94,331	(3,831)		(26,501)	(1,310)
	103,331	(1,262)		(12,750)	1,427

Net income (loss)	$452,855	$(156,472)	389%	$(3,953)	$(129,321)	97%

Net Income (Loss) Per Common Share:
Basic	$1.81	$(0.65)		$(0.02)	$(0.53)
Diluted	$1.77	$(0.65)		$(0.02)	$(0.53)

Weighted average common shares outstanding, as reported:
Basic	243,492	242,592	0%	244,416	242,377	1%
Diluted	248,650	242,592	2%	244,416	242,377	1%

(a) See separate natural gas, NGLs and oil sales information table.

(b) Included in Brokered natural gas, marketing and other revenues in the 10-Q.

(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.

(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

(e) Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEETS
(In thousands)	June 30,	December 31,
	2022	2021
	(Unaudited)	(Audited)
Assets
Current assets	$644,880	$730,927
Derivative assets	38,852	44,339
Natural gas and oil properties, successful efforts method	5,823,845	5,754,656
Transportation and field assets	3,010	3,494
Operating lease right-of-use assets	30,358	40,832
Deferred tax assets	—	—
Other	74,158	86,259
	$6,615,103	$6,660,507

Liabilities and Stockholders’ Equity
Current liabilities	$843,876	$766,371
Asset retirement obligations	5,310	5,310
Derivative liabilities	647,153	162,767
Current maturities of long-term debt	531,643	218,017

Bank debt	—	—
Senior notes	1,830,498	2,707,770

Total debt	1,830,498	2,707,770

Deferred tax liability	91,155	117,642
Derivative liabilities	156,479	8,216
Deferred compensation liability	83,755	137,102
Operating lease liabilities	22,443	24,861
Asset retirement obligations and other liabilities	102,353	101,509
Divestiture contract obligation	323,253	325,279

Common stock and retained earnings	2,140,058	2,115,820
Other comprehensive loss	(19)	(150)
Common stock held in treasury stock	(162,854)	(30,007)
Total stockholders’ equity	1,977,185	2,085,663
	$6,615,103	$6,660,507

RECONCILIATION OF TOTAL REVENUES AND OTHER INCOME TO TOTAL REVENUE EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended June 30			Six Months Ended June 30,
	2022	2021	%	2022	2021	%

Total revenues and other income, as reported	$1,225,143	$434,722	182%	$1,405,879	$1,060,754	33%
Adjustment for certain special items:
Total change in fair value related to derivatives prior to settlement (gain) loss	(167,788)	209,370		638,134	227,854
ARO settlement loss	—	1		—	—
Total revenues, as adjusted, non-GAAP	$1,057,355	$644,093	64%	$2,044,013	$1,288,608	59%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net income (loss)	$452,855	$(156,472)	$(3,953)	$(129,321)
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense (benefit)	94,331	(3,831)	(26,501)	(1,310)
Depletion, depreciation, amortization and impairment	86,498	90,629	172,102	179,012
Abandonment and impairment of unproved properties	7,137	2,177	9,133	5,206
Derivative fair value loss	239,922	249,683	1,178,979	307,562
Cash settlements on derivative financial instruments	(407,710)	(40,313)	(540,845)	(79,708)
Divestiture contract obligation, including accretion, net of gain	35,907	(16,130)	46,861	(3,135)
Amortization of deferred issuance costs and other	3,155	2,178	5,120	4,259
Deferred and stock-based compensation	(7,958)	45,059	78,155	75,113
Gain on sale of assets and other	(82)	(2,506)	(413)	(646)
Loss on early extinguishment of debt	22	63	69,232	98

Changes in working capital:
Accounts receivable	(165,872)	(15,992)	(107,198)	(49,138)
Other current assets	(17,191)	(1,001)	(23,099)	(879)
Accounts payable	(15,622)	(13,178)	36,374	21,240
Accrued liabilities and other	19,314	33,817	(162,827)	(44,918)
Net changes in working capital	(179,371)	3,646	(256,750)	(73,695)
Net cash provided from operating activities	$324,706	$174,183	$731,120	$283,435

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided from operating activities, as reported	$324,706	$174,183	$731,120	$283,435
Net changes in working capital	179,371	(3,646)	256,750	73,695
Exploration expense	7,188	4,666	11,435	9,818
Lawsuit settlements	204	118	695	557
Transportation, gathering, processing and compression settlements	7,500	—	7,500	—
Non-cash compensation adjustment and other	518	1,259	911	2,508
Cash flow from operations before changes in working capital – non-GAAP measure	$519,487	$176,580	$1,008,411	$370,013

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Basic:
Weighted average shares outstanding	250,151	249,694	250,853	249,008
Stock held by deferred compensation plan	(6,659)	(7,102)	(6,437)	(6,631)
Adjusted basic	243,492	242,592	244,416	242,377

Dilutive:
Weighted average shares outstanding	250,151	249,694	250,853	249,008
Dilutive stock options under treasury method	(1,501)	(7,102)	(6,437)	(6,631)
Adjusted dilutive	248,650	242,592	244,416	242,377

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND WITHOUT THIRD PARTY TRANSPORTATION, GATHERING AND COMPRESSION FEES, a non-GAAP measure

(Unaudited, in thousands, except per unit data)
	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	%	2022	2021	%
Natural gas, NGL and oil sales components:
Natural gas sales	$909,754	$321,565		$1,539,677	$657,366
NGL sales	374,699	255,533		713,068	485,941
Oil sales	72,439	44,757		136,498	81,895
Total oil and gas sales, as reported	$1,356,892	$621,855	118%	$2,389,243	$1,225,202	95%

Derivative fair value loss, as reported:	$(239,922)	$(249,683)		$(1,178,979)	$(307,562)
Cash settlements on derivative financial instruments – loss:
Natural gas	367,347	7,514		466,805	8,862
NGLs	10,505	20,838		22,823	51,757
Crude Oil	29,858	11,961		51,217	19,089
Total change in fair value related to commodity derivatives prior to settlement, a non-GAAP measure	$167,788	$(209,370)		$(638,134)	$(227,854)

Transportation, gathering, processing and compression components:
Natural gas	$176,788	$158,637		$337,224	$320,297
NGLs	151,119	123,758		288,459	236,428
Oil	—	449		11	449
Total transportation, gathering, processing and compression, as reported	$327,907	$282,844		$625,694	$557,174

Natural gas, NGL and oil sales, including cash-settled derivatives: (c)
Natural gas sales	$542,407	$314,051		$1,072,872	$648,504
NGL sales	364,194	234,695		690,245	434,184
Oil sales	42,581	32,796		85,281	62,806
Total	$949,182	$581,542	63%	1,848,398	1,145,494	61%

Production of oil and gas during the periods (a):
Natural gas (mcf)	131,721,014	131,886,931	0%	262,971,351	262,215,672	0%
NGL (bbl)	8,784,851	9,153,411	-4%	17,238,296	17,896,355	-4%
Oil (bbl)	716,168	777,067	-8%	1,446,630	1,535,058	-6%
Gas equivalent (mcfe) (b)	188,727,128	191,469,799	-1%	375,080,907	378,804,150	-1%

Production of oil and gas – average per day (a):
Natural gas (mcf)	1,447,484	1,449,307	0%	1,452,880	1,448,705	0%
NGL (bbl)	96,537	100,587	-4%	95,239	98,875	-4%
Oil (bbl)	7,870	8,539	-8%	7,992	8,481	-6%
Gas equivalent (mcfe) (b)	2,073,924	2,104,064	-1%	2,072,270	2,092,841	-1%

Average prices, excluding derivative settlements and before third party transportation costs:
Natural gas (mcf)	$6.91	$2.44	183%	$5.85	$2.51	133%
NGL (bbl)	$42.65	$27.92	53%	$41.37	$27.15	52%
Oil (bbl)	$101.15	$57.60	76%	$94.36	$53.35	77%
Gas equivalent (mcfe) (b)	$7.19	$3.25	121%	$6.37	$3.23	97%

Average prices, including derivative settlements before third party transportation costs: (c)
Natural gas (mcf)	$4.12	$2.38	73%	$4.08	$2.47	65%
NGL (bbl)	$41.46	$25.64	62%	$40.04	$24.26	65%
Oil (bbl)	$59.46	$42.20	41%	$58.95	$40.91	44%
Gas equivalent (mcfe) (b)	$5.03	$3.04	65%	$4.93	$3.02	63%

Average prices, including derivative settlements and after third party transportation costs: (d)
Natural gas (mcf)	$2.78	$1.18	136%	$2.80	$1.25	124%
NGL (bbl)	$24.25	$12.12	100%	$23.31	$11.05	111%
Oil (bbl)	$59.46	$41.63	43%	$58.94	$40.62	45%
Gas equivalent (mcfe) (b)	$3.29	$1.56	110%	$3.26	$1.55	110%

Transportation, gathering and compression expense per mcfe	$1.74	$1.48	18%	$1.67	$1.47	13%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c) Excluding third party transportation, gathering and compression costs.

(d) Net of transportation, gathering and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)
	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	%	2022	2021	%

Income (loss) from operations before income taxes, as reported	$556,186	$(157,734)	453%	$(16,703)	$(127,894)	87%
Adjustment for certain special items:
Gain on sale of assets	(82)	(2,506)		(413)	(646)
Loss on ARO settlements	—	1		—	—
Change in fair value related to derivatives prior to settlement	(167,788)	209,370		638,134	227,854
Abandonment and impairment of unproved properties	7,137	2,177		9,133	5,206
Loss on early extinguishment of debt	22	63		69,232	98
Transportation, gathering, processing and compression settlements	7,500	—		7,500	—
Lawsuit settlements	204	118		695	557
Exit and termination costs	36,069	(15,946)		47,184	(2,232)
Brokered natural gas and marketing – non-cash stock-based compensation	686	443		1,205	893
Direct operating – non-cash stock-based compensation	362	340		711	667
Exploration expenses – non-cash stock-based compensation	318	362		770	748
General & administrative – non-cash stock-based compensation	10,270	9,382		21,843	18,787
Deferred compensation plan – non-cash adjustment	(19,221)	35,462		54,122	55,273

Income before income taxes, as adjusted	431,663	81,532	429%	833,413	179,311	365%

Income tax expense, as adjusted
Current	9,000	2,569		13,751	2,737
Deferred (a)	107,916	20,383		208,353	44,828

Net income excluding certain items, a non-GAAP measure	$314,747	$58,580	437%	$611,309	$131,746	364%

Non-GAAP income per common share
Basic	$1.29	$0.24	438%	$2.50	$0.54	363%
Diluted	$1.27	$0.24	429%	$2.45	$0.53	362%

Non-GAAP diluted shares outstanding, if dilutive	248,650	247,926		249,945	247,806

(a) Deferred taxes are estimated to be approximately 25% for 2022 and 2021.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME (LOSS), EXCLUDING CERTAIN ITEMS AND ADJUSTMENT EARNINGS PER SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net income (loss), as reported	$452,855	$(156,472)	$(3,953)	$(129,321)
Adjustment for certain special items:
Gain on sale of assets	(82)	(2,506)	(413)	(646)
Loss on ARO settlements	—	1	—	—
Loss on early extinguishment of debt	22	63	69,232	98
Change in fair value related to derivatives prior to settlement	(167,788)	209,370	638,134	227,854
Transportation, gathering, processing and compression settlements	7,500	—	7,500	—
Abandonment and impairment of unproved properties	7,137	2,177	9,133	5,206
Lawsuit settlements	204	118	695	557
Exit and termination costs	36,069	(15,946)	47,184	(2,232)
Non-cash stock-based compensation	11,636	10,527	24,529	21,095
Deferred compensation plan	(19,221)	35,462	54,122	55,273
Tax impact	(13,585)	(24,214)	(234,854)	(46,138)

Net income excluding certain items, a non-GAAP measure	$314,747	$58,580	$611,309	$131,746

Net income (loss) per diluted share, as reported	$1.77	$(0.65)	$(0.02)	$(0.53)
Adjustment for certain special items per diluted share:
Gain on sale of assets	(0.00)	(0.01)	(0.00)	(0.00)
Loss on ARO settlements	—	0.00	—	—
Loss on early extinguishment of debt	0.00	0.00	0.28	0.00
Change in fair value related to derivatives prior to settlement	(0.67)	0.86	2.55	0.92
Transportation, gathering, processing and compression settlement	0.03	—	0.03	—
Abandonment and impairment of unproved properties	0.03	0.01	0.04	0.02
Lawsuit settlements	0.00	0.00	0.00	0.00
Exit and termination costs	0.15	(0.07)	0.19	(0.01)
Non-cash stock-based compensation	0.05	0.04	0.10	0.09
Deferred compensation plan	(0.08)	0.15	0.22	0.22
Adjustment for rounding differences	(0.01)	0.01	—	0.01
Tax impact	(0.05)	(0.10)	(0.94)	(0.19)
Dilutive share impact of rabbi trust participating securities	0.05	—	—	—

Net income per diluted share, excluding certain items, a non-GAAP measure	$1.27	$0.24	$2.45	$0.53

Adjusted earnings per share, a non-GAAP measure:
Basic	$1.29	$0.24	$2.50	$0.54
Diluted	$1.27	$0.24	$2.45	$0.53

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenues
Natural gas, NGL and oil sales, as reported	$1,356,892	$621,855	$2,389,243	$1,225,202
Derivative fair value loss, as reported	(239,922)	(249,683)	(1,178,979)	(307,562)
Less non-cash fair value (gain) loss	(167,788)	209,370	638,134	227,854
Brokered natural gas and marketing and other, as reported	108,173	62,550	195,615	143,114
Less ARO settlement and other (gains) losses	(1,836)	(1,027)	(1,855)	(1,089)
Cash revenue applicable to production	1,055,519	643,065	2,042,158	1,287,519

Expenses
Direct operating, as reported	20,050	19,758	40,338	37,408
Less direct operating stock-based compensation	(362)	(340)	(711)	(667)
Transportation, gathering and compression, as reported	327,907	282,844	625,694	557,174
Less transportation, gathering and compression settlement	(7,500)	—	(7,500)	—
Production and ad valorem taxes, as reported	7,468	8,414	14,058	13,039
Brokered natural gas and marketing, as reported	110,109	69,004	203,232	141,339
Less brokered natural gas and marketing stock-based compensation	(686)	(443)	(1,205)	(893)
General and administrative, as reported	43,493	40,242	86,519	78,246
Less G&A stock-based compensation	(10,270)	(9,382)	(21,843)	(18,787)
Less lawsuit settlements	(204)	(118)	(695)	(557)
Interest expense, as reported	42,001	57,287	89,176	114,165
Less amortization of deferred financing costs	(3,138)	(2,322)	(5,212)	(4,609)
Cash expenses	528,868	464,944	1,021,851	915,858

Cash margin, a non-GAAP measure	$526,651	$178,121	$1,020,307	$371,661

Mmcfe produced during period	188,727	191,470	375,081	378,804

Cash margin per mcfe	$2.79	$0.93	$2.72	$0.98

RECONCILIATION OF INCOME (LOSS) BEFORE INCOME TAXES TO CASH MARGIN
(Unaudited, in thousands, except per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Income (loss) before income taxes, as reported	$556,186	$(157,734)	$(16,703)	$(127,894)
Adjustments to reconcile income (loss) before income taxes to cash margin:
ARO settlements and other gains	(1,836)	(1,027)	(1,855)	(1,089)
Derivative fair value loss	239,922	249,683	1,178,979	307,562
Net cash payment on derivative settlements	(407,710)	(40,313)	(540,845)	(79,708)
Transportation, gathering and compression settlements	7,500	—	7,500	—
Exploration expense	7,188	4,666	11,435	9,818
Lawsuit settlements	204	118	695	557
Exit and termination costs	36,069	(15,946)	47,184	(2,232)
Deferred compensation plan	(19,221)	35,462	54,122	55,273
Stock-based compensation (direct operating, brokered natural gas and marketing, general and administrative and termination costs)	11,636	10,527	24,529	21,095
Interest – amortization of deferred financing costs	3,138	2,322	5,212	4,609
Depletion, depreciation and amortization	86,498	90,629	172,102	179,012
Gain on sale of assets	(82)	(2,506)	(413)	(646)
Loss on early extinguishment of debt	22	63	69,232	98
Abandonment and impairment of unproved properties	7,137	2,177	9,133	5,206
Cash margin, a non-GAAP measure	$526,651	$178,121	$1,020,307	$371,661